FIRST AMENDMENT TO
                                 STOCK OPTION AGREEMENT


                       THIS FIRST AMENDMENT to that certain Stock Option
             Agreement dated April 1989 (the "Option Agreement") by and between Charles R. Schwab ("Seller") and David S. Pottruck ("Holder"), is entered into on December 23, 1992, with reference to the following:

                  A. The Option Agreement relates to the purchase by Holder from Seller of 150,000 (post-split) shares of the common stock (the "Shares") of The Charles Schwab Corporation (the "Company") at a price (post-split) of $6.67 per Share, pursuant to an option granted by Seller to Holder (the "Option"); and

                  B. Seller and Holder mutually desire to amend the Option Agreement on the terms and conditions set forth below.

                  NOW THEREFORE, in consideration of the mutual premises
             and covenants contained herein, and other good and valuable consideration which the parties hereby acknowledge, the parties hereto agree as follows:

                       1. Paragraph 2 of the Option Agreement is hereby amended to provide that all of the Shares subject to the Option will become fully vested as of the date of this Amendment.

                       2. Paragraph 3(a) of the Option Agreement is hereby amended to provide that the Exercise Period will begin on the date of this Amendment (rather than April 1, 1993) and will end on March 31, 1998, subject to the other limitations set forth in said paragraph 3(a).

                       3. Seller hereby represents and warrants, for the benefit of both Holder and the Company, that Seller acquired the Shares pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act") and that the Shares are not subject to that certain Registration Rights and Stock Restriction Agreement entered into by and between Seller and the Company (under its former name "CL Acquisition Corporation") on March 31, 1987.

                       4. In light of paragraph 3 above, Seller hereby waives any requirement that Holder deliver to the Company an executed Registration Rights and Stock Restriction Agreement relating to the Shares, and Holder hereby acknowledges that he will not have any rights to have the Shares registered by



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             the Company for resale, pursuant to the Registration Rights and Stock Restriction Agreement or otherwise.

                       5. Paragraph 8(b) of the Option Agreement is hereby amended to add the following provision:

                            Holder is an "accredited investor" within the
                  meaning of Rule 501(a) of Regulation D promulgated under the Act, and Holder is able to bear the economic risk of his investment in the Shares and is able to afford the complete loss of such investment.

                       6. Holder hereby represents and warrants, to and for the benefit of both Seller and the Company, that the representations, warranties and acknowledgements contained in paragraph 8(b) of the Option Agreement (as amended herein) are true and correct as of the date of this Amendment.

                       7. Seller and Holder acknowledge and agree that counsel to the Company may rely on the respective representations, warranties and acknowledgements of Seller and Holder set forth in the Notice of Exercise that Holder will execute and deliver to Seller in connection with the exercise of the Option and in the Option Agreement (as amended herein) in rendering an opinion to the transfer agent of the Company with respect to certain matters in connection with the transfer of the Shares from Seller to Holder upon such exercise.

                       8.   Except as specifically modified by this
             Amendment, all of the terms, covenants, conditions, rights and obligations set forth in the Option Agreement are hereby ratified and affirmed and will remain in full force and effect. Words and phrases defined in the Option Agreement will have the same meaning when used in this Amendment.

                       9.   This Amendment may be executed in
             counterparts, each of which will be deemed an original, and taken together will constitute one and the same instrument.


                       IN WITNESS WHEREOF, the parties hereto have
             executed and delivered this Amendment as of the day and date first set forth above.


             "SELLER"                      "HOLDER"


             _________________________     ___________________________
             Charles R. Schwab             David S. Pottruck




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